Exhibit 99.3

Triumph Bancorp, Inc. Announces Commencement of Common Stock Offering

DALLAS, July 26, 2017 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (NASDAQ:TBK) (the “Company”) announced today that it has commenced an underwritten public offering of shares of its common stock. The Company intends to grant the underwriters an option, exercisable in whole or in part for 30 days, to purchase additional shares of its common stock.

Stephens Inc. and Keefe, Bruyette and Woods, A Stifel Company are serving as lead book-running managers for the offering. Sandler O’Neill + Partners, L.P. and Wells Fargo Securities are serving as co-managers for the offering.

The Company intends to use a portion of the net proceeds of this offering to fund a portion of the consideration payable in the pending merger with Valley Bancorp, Inc. and for general corporate purposes.

The shares will be issued pursuant to an effective shelf registration statement (File No. 313-213169) the Company filed with the Securities and Exchange Commission (the “SEC”) which was declared effective on September 23, 2016, and only by means of a prospectus supplement and accompanying prospectus. A preliminary prospectus supplement has been filed with the SEC to which this communication relates. Prospective investors should read the preliminary prospectus supplement, the final prospectus supplement (when available) and the accompanying prospectus and other documents the Company has filed with the SEC for more complete information about the Company and the offering. Copies of these documents are available at no charge by visiting the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement, the prospectus supplement and the accompanying prospectus related to the offering may be obtained by contacting Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, Attn: Prospectus Department, by emailing prospectus@stephens.com, by calling (501) 377-2131 or by faxing (501) 377-2404.

No Offer or Solicitation

This press release does not constitute an offer to sell, a solicitation of an offer to sell or the solicitation of an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirement of Section 10 of the Securities Act of 1933, as amended.

ABOUT TRIUMPH BANCORP, INC.

Triumph Bancorp, Inc. (NASDAQ: TBK) is a financial holding company headquartered in Dallas, Texas, with a diversified line of community banking and commercial finance activities. Our bank subsidiary, TBK Bank, SSB, is a Texas-state savings bank offering commercial and consumer banking products focused on meeting client needs in Texas, Colorado, Kansas, Iowa and Illinois. We also serve a national client base through our commercial finance offering, which includes factoring, equipment lending, asset based lending, commercial insurance and premium finance solutions for independent insurance agents.

Forward-Looking Statements

This Press Release may contain forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that such statements, including statements with respect to the expected benefits of the proposed transaction and the timing of the proposed transaction, are predictions and that actual events or results may differ materially. These forward-looking statements are not guarantees of future results and are subject to factors that could cause actual results to differ materially from those we may expect, including, but not limited to: our limited operating history as an integrated company; business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market area; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; risks related to the integration of acquired businesses (including our pending acquisition of Valley Bancorp, Inc. and nine branches from Independent Bank in Colorado) and any future acquisitions including the possibility that the expected benefits related to the proposed transactions may not materialize as expected, of the proposed transactions not being timely completed, if completed at all, that prior to the completion of the proposed transactions, Valley’s or the branches’ businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities, difficulty retaining key employees, and of the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; changes in management personnel; interest rate risk; concentration of our factoring services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve nonperforming assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; failure to receive regulatory approval for future acquisitions; increases in our capital requirements; and risk retention requirements under the Dodd-Frank Act. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the SEC on February 17, 2017 and Triumph’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017, filed with the SEC on July 21, 2017. Forward-looking statements speak only as of the date made and Triumph undertakes no duty to update such information.

SOURCE: Triumph Bancorp, Inc.

Triumph Investor Relations:

Luke Wyse

Senior Vice President, Finance & Investor Relations

lwyse@tbkbank.com | 214-365-6936

Triumph Media Contact:

Amanda Tavackoli

Vice President, Marketing & Communication

atavackoli@tbkbank.com | 214-365-6930